As filed with the Securities and Exchange Commission on July 12, 2016

Registration No. 333-190619

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Apache Corporation

(Exact name of registrant as specified in its charter)

Delaware	41-0747868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Post Oak Central 2000 Post Oak Boulevard, Suite 100, Houston, Texas	77056-4400
(Address of principal executive offices)	(Zip Code)

Apache Corporation

2011 Omnibus Equity Compensation Plan

(Full title of the plan)

P. Anthony Lannie, Executive Vice President and General Counsel

APACHE CORPORATION

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Name and address of agent for service)

(713) 296-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This amendment is filed by the registrant, Apache Corporation (“Apache”), to remove from registration under this Registration Statement certain shares of Apache Common Stock, par value $0.625 per share (“Apache Common Stock”).

A total of 17,000,000 shares of Apache Common Stock were registered in connection with the 2011 Omnibus Equity Compensation Plan (the “2011 Plan”) on Form S-8 filed with the Securities and Exchange Commission on August 14, 2013 (File No. 333-190619).

With the adoption of Apache’s 2016 Omnibus Compensation Plan on May 12, 2016, no further awards may be made under the 2011 Plan. Accordingly, Apache is hereby removing from registration 6,711,000 shares of Apache Common Stock previously registered in connection with the 2011 Plan that have not been issued under the 2011 Plan and which are not subject to outstanding awards thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

APACHE CORPORATION

Date: July 12, 2016	By:	/s/ John J. Christmann IV
John J. Christmann IV Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities, which includes a majority of the board of directors, on the date indicated.

Signature	Title	Date

/s/ John J. Christmann IV John J. Christmann IV	Director Chief Executive Officer and President (Principal Executive Officer)	July 12, 2016

/s/ Stephen J. Riney Stephen J. Riney	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 12, 2016

/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	July 12, 2016

Signature	Title	Date

Annell R. Bay	Director

/s/ Chansoo Joung Chansoo Joung	Director	July 12, 2016

/s/ George D. Lawrence George D. Lawrence	Director	July 12, 2016

John E. Lowe	Director

/s/ William C. Montgomery William C. Montgomery	Director	July 12, 2016

Amy H. Nelson	Director

/s/ Rodman D. Patton Rodman D. Patton	Director	July 12, 2016

/s/ Charles J. Pitman Charles J. Pitman	Director	July 12, 2016

Daniel W. Rabun	Director

Peter A. Ragauss	Director